UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2011

GREENMAN TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane

Lynnfield Massachusetts 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 1, 2011, Green Tech Products, Inc. (“Green Tech Products”), an Iowa corporation and a wholly owned subsidiary of GreenMan Technologies, Inc. (the “Company”), completed the sale of substantially all of the assets used in Green Tech Products’ molded recycled rubber products business (the “Assets”) to Irish Knight Holdings, L.L.C. (the “Buyer”), an Iowa limited liability company co-owned by Timothy Mahoney and Ernest Knight, two former senior managers of Green Tech Products. The sale was made pursuant to an Asset Purchase Agreement dated as of June 13, 2011 between Green Tech Products and the Buyer. The Purchase Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2011.

The consideration for the purchase of the Assets consists of (i) the assumption by the Buyer of substantially all of Green Tech Products’ liabilities, which were approximately $1,600,000 million at June 30, 2011; (ii) a $50,000 stock inventory credit toward the purchase of products and services from the Buyer, which credit may be applied during the first nine months after completion of the sale; and (iii) a promissory note in the principal amount of $100,000, which bears interest at the rate of 6% per annum and is payable in increasing monthly installments over a period of 60 months.

Green Tech Products retained a $100,000 product warranty reserve and potential liabilities associated with certain pending litigation. In addition, at the closing of the transaction, the Company agreed to indemnify one of the co-owners of the Buyer against any expenses he may incur in connection with the retained litigation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2011, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of its common stock from 60,000,000 to 100,000,000 shares.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 29, 2011, the Company held a Special Meeting of Stockholders, at which the Company’s stockholders approved the sale of the Assets described in Item 2.01, above, and the increase in the number of authorized shares of the Company’s Common Stock described in Item 5.03, above. The final voting results of each of these matters were as follows:

1.  Approval of the sale of substantially all of Green Tech Products’ Assets:

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
21,742,006	142,920	2,385	8,828,119

2.  Approval of the increase in the number of authorized shares of the Company’s Common Stock:

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
29,475,450	1,206,493	33,487	N/A

Item 7.01.  Regulation FD Disclosure

On August 2, 2011, the Company issued a press release announcing the completion of the sale of the Assets described in Item 2.01, above. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.  Financial Statements and Exhibits

(b) Pro Forma Financial Information.

General Information

The following unaudited pro forma consolidated financial information sets forth the pro forma consolidated results of operations of the Company for the three and nine months ended June 30, 2011 and 2010 and the pro forma consolidated financial position of the Company as of June 30, 2011 as if we had sold the assets of Green Tech Products for their estimated fair value of $150,000.

The unaudited pro forma consolidated results of operations for the three and nine months ended June 30, 2011 and 2010 have been derived from the Company’s historical consolidated financial information and give effect to the following transaction as if it had occurred on October 1, 2010 (the earliest period presented). In addition, the unaudited pro forma consolidated balance sheet as of June 30, 2011 has been derived from the Company’s historical consolidated financial information and gives effect to the following transaction as if it had occurred on October 1, 2010:

Transaction — On June 13, 2011 we entered into an agreement to sell, subject to shareholder approval, substantially all of the assets of Green Tech Products, Inc. to Irish Knight Holdings, L.L.C., a company co-owned by two of Green Tech Products’ senior managers. Pursuant to the terms of the agreement, Irish Knight Holdings agreed to purchase substantially all of Green Tech Products’ assets, assume substantially all of its liabilities (less a $100,000 product warranty reserve) and provide $150,000 of additional consideration in the form of a promissory note and inventory credits.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements.

The unaudited pro forma consolidated financial information does not purport to represent what the Company’s consolidated results of operations or consolidated financial position would have been if this transaction had occurred on the date indicated and are not intended to project the Company’s consolidated results of operations or consolidated financial position for any future period or date.

The unaudited pro forma adjustments are based on estimates and certain assumptions that the Company believes are reasonable. The unaudited consolidated pro forma adjustments and primary assumptions are described in the accompanying notes herein.

GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Balance Sheet

As of June 30, 2011

	GreenMan Historical Consolidated (1a)	Disposal of Molded Rubber Product Business (1b)	Disposal Pro Forma Adjustments (1b)		Pro Forma Consolidated
ASSETS
Cash	$512,839	$264,419	$—		$248,420
Certificates of deposit, restricted	565,000	—	—		565,000
Accounts receivable, net	738,242	214,800	—		523,442
Inventory	1,006,920	748,457			258,463
Note and Inventory Credit Receivable	—	—	150,000	(1c)	150,000
Other current assets	1,025,086	32,319	—		992,767
Total current assets	3,848,087	1,259,995	150,000		2,738,092
Property, plant and equipment	769,932	346,710	—		423,222
Other assets	1,630,742	150	—		1,630,592
Total assets	$6,248,761	$1,606,855	$150,000		$4,791,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$1,324,419	$381,112	$—		$943,307
Accrued expenses and other liabilities	1,495,939	808,329	100,000	(1c)	787,610
Notes payable, current	2,264,967	209,357	—		2,055,610
Notes payable, related party, current	319,353	—	—		319,353
Obligations under lease settlement, current	68,518	—	—		68,518
Total current liabilities	5,473,196	1,398,798	100,000		4,174,398
Notes payable, non-current	306,096	208,889	—		97,207
Obligations under lease settlement, non-current	505,540	—	—		505,540
Convertible notes payable	1,531,410	—	—		1,531,410
Total liabilities	7,816,242	1,607,687	100,000		6,308,555

Preferred stock	—	—	—		—
Common stock	361,732	—	—		361,732
Additional paid in capital	40,014,362	—	—		40,014,362
Common shares held as collateral	(20,000)	—	—		(20,000)
Accumulated deficit	(41,923,575)	(832)	50,000	(1c)	(41,872,743)
Total stockholders’ equity	(1,567,481)	(832)	50,000		(1,516,649)
Total liabilities and stockholders’ equity	$6,248,761	$1,606,855	$150,000		$4,791,906

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Three Months Ended June 30, 2011

	GreenMan Historical Consolidated (1a)	Disposal of Molded Rubber Product Business (1b)	Disposal Pro Forma Adjustments (1b)	Pro Forma Consolidated
Net sales	$1,152,613	$610,241	$—	$542,372
Cost of sales	980,385	471,241	—	509,144
Gross profit	172,228	139,000	—	33,228
Operating expenses:
Selling, general and administrative	1,037,781	297,990	—	739,791
Research and development	393,698	—	—	393,698
	1,431,479	297,990	—	1,133,489
Operating loss	(1,259,251)	(158,990)	—	(1,100,261)
Other income (expense):
Interest and financing expense, net	(239,677)	(7,381)	—	(232,296)
Other, net	(50,971)	2	—	(50,973)
Other expense, net	(290,648)	(7,379)	—	(283,269)
Net loss from continuing operations before income taxes	(1,549,899)	(166,369)	—	(1,383,530)
Income tax benefit	322,393	—	—	322,393
Net loss	$(1,227,506)	$(166,369)	$—	$(1,061,137)

Net loss per share –basic and diluted	$(0.04)	$—	$—	$(0.03)

Weighted average shares outstanding –basic	34,058,326	34,058,326	$—	34,058,326

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Three Months Ended June 30, 2010

	GreenMan Historical Consolidated (1a)	Disposal of Molded Rubber Product Business (1b)	Disposal Pro Forma Adjustments (1b)	Pro Forma Consolidated
Net sales	$309,723	$276,909	$—	$32,814
Cost of sales	369,270	175,993	—	193,277
Gross (loss) profit	(59,547)	100,916	—	(160,463)
Operating expenses:
Selling, general and administrative	1,092,025	340,942	—	751,083
Research and development	169,451	—	—	169,451
	1,261,476	340,942	—	920,534
Operating loss	(1,321,023)	(240,026)	—	(1,080,997)
Other income (expense):
Interest and financing expense, net	2,900	(8,027)	—	10,927
Other, net	(16,240)	—	—	(16,240)
Other expense, net	(13,340)	(8,027)	—	(5,313)
Net loss	$(1,334,363)	$(248,053)	$—	$(1,086,310)

Net loss per share –basic and diluted	$(0.04)	$(0.01)	$—	$(0.03)

Weighted average shares outstanding –basic and diluted	33,113,310	33,113,310	—	33,113,310

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Nine Months Ended June 30, 2011

	GreenMan Historical Consolidated (1a)	Disposal of Molded Rubber Product Business (1b)	Disposal Pro Forma Adjustments (1b)	Pro Forma Consolidated
Net sales	$2,858,659	$1,438,164	$—	$1,420,495
Cost of sales	2,896,190	1,393,919	—	1,502,271
Gross (loss) profit	(37,531)	44,245	—	(81,776)
Operating expenses:
Selling, general and administrative	3,356,316	980,154	—	2,376,162
Impairment loss	423,250	273,650	—	149,600
Research and development	907,231	—	—	907,231
	4,686,797	1,253,804	—	3,432,993
Operating loss	(4,724,328)	(1,209,559)	—	(3,514,769)
Other income (expense):
Interest and financing expense, net	(514,678)	(21,759)	—	(492,919)
Other, net	(102,044)	8,905	—	(110,949)
Other expense, net	(616,722)	(12,854)	—	(603,868)
Net loss from continuing operations before income taxes	(5,341,050)	(1,222,413)	—	(4,118,637)
Income tax benefit	322,393	—	—	322,393
Net loss	$(5,018,657)	$(1,222,413)	$—	$(3,796,244)

Net loss per share –basic and diluted	$(0.15)	$(0.04)	$—	$(0.11)

Weighted average shares outstanding –basic	33,719,346	33,719,346	—	33,719,346

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.

Pro Forma Unaudited Consolidated Statement of Operations

Nine Months Ended June 30, 2010

	GreenMan Historical Consolidated (1a)	Disposal of Molded Rubber Product Business (1b)	Disposal Pro Forma Adjustments (1b)	Pro Forma Consolidated
Net sales	$997,583	$803,391	$—	$194,192
Cost of sales	1,394,835	593,681	—	801,154
Gross (loss) profit	(397,252)	209,710	—	(606,962)
Operating expenses:
Selling, general and administrative	3,619,916	983,563	—	2,636,353
Research and development	460,964	—	—	460,964
	4,080,880	983,563	—	3,097,317
Operating loss	(4,478,132)	(773,853)	—	(3,704,279)
Other income (expense):
Interest and financing expense, net	(1,999)	(26,265)	—	24,266
Other, net	(168,955)	261	—	(169,216)
Other expense, net	(170,954)	(26,004)	—	(144,950)
Net loss	$(4,649,086)	$(799,857)	$—	$(3,849,229)

Net loss per share –basic and diluted	$(0.14)	$(0.02)	$—	$(0.12)

Weighted average shares outstanding –basic and diluted	33,093,208	33,093,208	—	33,093,208

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

I.   Adjustments to unaudited pro forma consolidated balance sheet

(a)   GreenMan Technologies, Inc.

Represents the historical unaudited consolidated balance sheet as of June 30, 2011.

(b)   Molded Rubber Product Business

Represents the elimination of the Molded Rubber Product Business’ assets and liabilities, as reflected in the historical unaudited consolidated balance sheet of the Company as of June 30, 2011.

(c)   Pro forma Adjustments

To record the estimated net proceeds the Company will receive from selling the assets and liabilities of the Molded Rubber Products Business.

II.   Adjustments to unaudited pro forma consolidated statements of operations

a)   GreenMan Technologies, Inc.

Represents the historical unaudited consolidated statement of operations for the three and nine months ended June 30, 2011 and 2010.

b)   Molded Rubber Product Business

Represents the elimination of Molded Rubber Product Business’ revenues and expenses as reflected in the historical consolidated statement of operations of the Company for the three and nine months ended June 30, 2011 and 2010.

(d)  Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of GreenMan Technologies, Inc., as amended.

10.1	Promissory Note dated August 1, 2011, issued by Irish Knight Holdings, L.L.C.

10.2	Indemnification Agreement dated August 1, 2011 between GreenMan Technologies, Inc. and Timothy Mahoney.

99.1	Press release issued by GreenMan Technologies, Inc., dated August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

(Registrant)

By: /s/ Charles E. Coppa

Charles E. Coppa

Chief Financial Officer

Date: August 4, 2011